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                                                                     Exhibit 24B

[REZNICK FEDDER & SILVERMAN LOGO]
   Certified Public Accountants - A Professional Corporation

                                             7700 Old Georgetown Road, Suite 400
                                             Bethesda, MD 20814-6224
                                             301-652-9100 Phone
                                             301-652-1848 Fax
                                             www.rfs.com


                                 July 26, 2004


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                   ----------

We consent to the inclusion in the Registration Statement on Form S-11 of our reports dated March 18, 2004 on the audited balance sheets of BCTC V Assignor Corp. and Boston Capital Associates V L.L.C., as of December 31, 2003. We also consent to the reference to our firm under the caption "Experts."

                                            REZNICK FEDDER & SILVERMAN


             ATLANTA - BALTIMORE - BETHESDA - CHARLOTTE - SACRAMENTO